Exhibit 99.1


                  Certification of the Chief Executive Officer


Pursuant to 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of Northland Cranberries, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended August 31, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ John Swendrowski
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John Swendrowski
November 26, 2002